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                                                                    EXHIBIT 10.1

                         FARMERS & MERCHANTS STATE BANK
                               CHANGE IN CONTROL -
                        SEVERANCE COMPENSATION AGREEMENT

     This is a Change in Control - Severance Compensation Agreement (the "Agreement") made by and between Farmers & Merchants State Bank ("Company") and Richard J. Lis ("Executive").

                                    RECITALS

     WHEREAS, Company is a bank which is engaged in the business of banking and businesses incidental thereto.

     WHEREAS, Executive possesses unique skills, knowledge and experience relating to the business of the Company.

     WHEREAS, Company desires to recognize the past and future services of Executive, and, in that connection, Executive desires to be assured that, in the event of a change in the control of Company, Executive will be provided with an adequate severance payment for termination without cause or as compensation for Executive's Severance because of a material change in his duties and functions.

     WHEREAS, Company desires to be assured of the objectivity of Executive in evaluating a potential change of control and advising whether or not a potential change of control is in the best interest of Company and its shareholders.

     WHEREAS, Company desires to induce Executive to remain in the employ of the Company (as hereinafter defined) following a change of control to provide for continuity of management.

     NOW, THEREFORE, in consideration of the premises and of their mutual covenants expressed in this Agreement, the parties hereto make the following agreement, intending to be legally bound thereby:

SECTION 1 - DEFINITIONS

A.   Board - "Board" shall mean the Board of Directors of Company.

B. Cause - "Cause" shall mean and be limited to Executive's (a) criminal dishonesty, (b) failure to perform his duties on an exclusive and substantially full-time basis (unless unable to so perform by reason of disability), (c) failure to act in accordance with any specific substantive instructions given by Company with respect to Executive's performance of duties normally associated with his position prior to the Change in Control (unless unable to so perform by reason of disability), or (d) engaging in conduct which could be materially damaging to Company without a reasonable good faith belief that such conduct was in the best interest of Company.

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C.   Change in Control - A "Change" in Control" shall result if, and shall be deemed to have occurred on the date of, a transaction pursuant to which:

     1. Any person or group (as such terms are used in connection with Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) and 13(d)(5) under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities;

     2. A merger, consolidation, sale of assets, reorganization, or proxy contest is consummated and, as a consequence of which, members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter;

     3. During any period of 24 consecutive months, individuals who at the beginning of such period constitute the Board (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least one-half of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board; or

     4. A merger, consolidation or reorganization is consummated with any other corporation pursuant to which the shareholders of the Company immediately prior to the merger, consolidation or reorganization do not immediately thereafter directly or indirectly own more than fifty percent (50%) of the combined voting power of the voting securities entitled to vote in the election of directors of the merged, consolidated or reorganized entity.

     Notwithstanding the foregoing, no trust Department or designated fiduciary or other trustee of such trust department of the Company or a subsidiary of the Company, or other similar fiduciary capacity of the Company with direct voting control of the stock shall be treated as a person or group within the meaning of subsection C.1. hereof. Further, no profit-sharing, employee stock ownership, employee stock purchase and savings, employee pension, or other employee benefit plan of the Company or any of its subsidiaries, and no Trustee of any such plan in its capacity as such Trustee, shall be treated as a person or group within the meaning of subsection C.1. hereof.

D. Code - "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

E. Company - "Company" shall include Farmers & Merchants Bancorp, Inc. and any members of its Affiliated Group, as that term is defined in Section 1504 of the Code, and shall include any predecessor corporations of the Company and its Affiliated Group.

F. Disability - "Disability" shall mean disability as determined under the plans, policies or programs applicable to the Executive and if no such plan, policy or program exists, "disability" shall mean the Executive is unable to perform the material and substantial functions or duties of the Executive's position due a medical condition (including mental conditions).

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G.   Exchange Act - "Exchange Act" means The Securities Exchange Act of 1934.

H. One Year of Compensation - "One Year of Compensation" means the annual equivalent of the highest rate of the Executive's salary in effect during the one-year period ending with the date of the Change in Control, and the average amount paid in bonus and other incentive compensation for the three year period ending with the date of the Change in Control.

SECTION 2 - TERM OF AGREEMENT

This Agreement shall be effective from the date of this Agreement until the Agreement Termination Date, which is the later of: (i) Company's payment of any amounts due under Sections 4 and 6, and (ii) the earliest of:

A.   The date this Agreement is mutually rescinded.

B. The date prior to a Change in Control on which the Executive's employment with the Company is terminated by death, retirement, disability, resignation, or dismissal for any reason.

C. The date Executive's employment is terminated for Cause after a Change in Control.

D.   The date which is two (2) years after the date of a Change in Control.

E. The date which the Company or any other member of its Affiliated Group, and over which Executive has managerial control, or which employs Executive, and which is a depository institution that is insured by an agency of any state or the United States Federal Government:

     1.   becomes insolvent; or

     2.   has appointed any conservator or receiver; or

     3. is determined by an appropriate federal banking agency to be in a troubled condition, as defined in the applicable law and regulations; or

     4. is assigned a composite rating of 4 or 5 by the appropriate federal banking agency or is informed in writing by the Federal Deposit Insurance Corporation that it is rated a 4 or 5 under the Uniform Financial Institution's Rating System of the Federal Financial Institutions Examination Council; or

     5. has initiated against it by the Federal Deposit Insurance Corporation a proceeding to terminate or suspend deposit insurance; or

     6. reasonably determines in good faith and with due care that the payments called for under this Agreement, or the obligations and promises assumed and made under this Agreement have become proscribed under applicable law or regulations. Provided, however, if such law or regulations apply prospectively only, or for some other reason do not apply to this Agreement, then this Agreement shall not be deemed by Company to be proscribed.

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SECTION 3 - REDUCTION IN COMPENSATION PROSCRIBED AFTER A CHANGE IN CONTROL

During the term of this Agreement from the date of a Change in Control forward, Executive shall receive as compensation, while still employed by Company, a salary at a rate no less than the highest rate in effect during the one-year period before the Change in Control, and shall, in addition, be entitled to receive a bonus equal to at least the average of the last three years of bonuses paid before the Change in Control. In addition, during such period, the Company shall provide for Executive all of the fringe benefits and other perquisites as provided to any similarly situated employee of the Company, including but not limited to retirement benefits, health, disability, dental, life insurance, club memberships, etc., all of which shall be at levels and amounts no less favorable than levels and amounts in effect as of the Change in Control and at the same cost to Executive as provided to any similarly situated employee of Company.

SECTION 4 - PAYMENTS AND BENEFITS FOR TERMINATION OF EMPLOYMENT RELATED TO A CHANGE IN CONTROL

A.   If during the term of this Agreement and:

     1. Within four (4) months before the date of a Change in Control, as defined in Agreement Section 1.C. (1, 2 and 4), Executive resigns because he has: (i) had his compensation reduced, or (ii) had his principal place of employment transferred away from Fulton County, Defiance County or a county contiguous to Fulton County Ohio;

     2. Within two (2) years after the date of a Change in Control, Executive is discharged without Cause or Executive resigns because he has: (i) had his compensation reduced or, (ii) had his principal place of employment transferred away from Fulton County, Defiance County or a county contiguous to Fulton County Ohio ; or

     3. Within one year before the date of a Change in Control, the Executive is discharged by Company other than for Cause;

     Then the Company shall make the payments to Executive set forth in subsection B of this Section 4.

B.   In the event of the termination of Executive's employment as described in
     Section 4.A. Executive shall be entitled to receive One Year of Compensation paid in either of the following methods as determined in the sole discretion of the Company:

     1. in one lump sum payment within fourteen (14) days of the later of termination or Change in Control; or

     2. in twenty-four (24) semi-monthly payments of 1/24 of One Year of Compensation beginning within fourteen (14) days of the later of termination or Change in Control.

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C.   IF EXECUTIVE'S EMPLOYMENT IS TERMINATED AS DESCRIBED IN SECTION 4.A. (1 OR
     2), THEN IN ADDITION TO THE ABOVE CASH PAYMENT(S), COMPANY SHALL CONTINUE AT NO COST TO EXECUTIVE FOR THE TERM OF THE BENEFIT PERIOD AS DEFINED BELOW, EXECUTIVE'S COVERAGE IN COMPANY'S HEALTH, DISABILITY, DENTAL, AND LIFE INSURANCE AT THE SAME LEVELS THAT HAD BEEN PROVIDED IMMEDIATELY PRIOR TO HIS TERMINATION OF EMPLOYMENT. THE BENEFIT PERIOD SHALL COMMENCE ON THE DATE OF TERMINATION OF THE EXECUTIVE'S EMPLOYMENT AND SHALL END ON THE LAST DAY OF THE 12TH CONSECUTIVE WHOLE MONTH THEREAFTER.

D. In the event Executive dies before collecting all amounts and benefits due under this Section, any payments owed shall be paid to the person or persons as stated in the last designation of beneficiary concerning this Agreement signed by Executive and filed with Company, and if no such designation has been made, then to the surviving spouse, and if there is no surviving spouse, to his/her estate.

E. The payments and benefits provided for herein are in lieu of compensation, benefits or amounts the Executive might otherwise be entitled to from the Company by reason of termination of employment (except as required or mandated by law).

F. In the event the payments required under this Agreement, when added together with any other amounts required to be included by Executive under the provisions of the Code, result in an "Excess Parachute Payment," as that term is defined in Section 280G of the Code, then the amount of the payments provided for in this Agreement shall be increased in an amount equal to 140% of any excise tax imposed under Section 4999 (or any successor thereto) of the Code and otherwise payable by the Executive.

G. Any subsequent employment by Executive shall not reduce the obligation of the Company to make the full payments and provide the full benefits specified herein and Executive shall have no obligation to seek other employment or otherwise mitigate the effect of his discharge from employment.

SECTION 5 - PROVISION FOR OUTPLACEMENT SERVICES

In the event of the termination of employment of Executive as specified in
Section 4.A. (1 and 2) of this Agreement, Executive shall be entitled to six months of out-placement services following termination of employment. Such services shall include employment counseling, resume services, executive placement services and similar services generally provided to executives by professional executive out placement service providers. All costs of such out placement services shall be paid for by the Company.

SECTION 6 - ARBITRATION

Subject to the Company's right to seek injunctive relief under Section 8 of this Agreement, the parties hereto agree to arbitrate any issue, misunderstanding, disagreement or dispute in connection with the terms in effect in this Agreement before an arbitrator or an arbitration panel as hereinafter. The parties may agree to one mutually acceptable arbitrator. If the parties have been unable to agree upon one arbitrator, then each party may appoint one arbitrator and the two appointed arbitrators shall appoint a third neutral arbitrator. If the arbitrators selected by the parties are unable or fail to agree upon the third arbitrator, an Ohio common pleas court judge located in Fulton County Ohio chosen at random shall select the third arbitrator. Failure by a party to appoint an arbitrator, within 30 days of receipt of notice of the appointment of an arbitrator by the other party, shall be deemed as acceptance of arbitration by such single arbitrator. The arbitration shall occur in Archbold, Ohio, or such other place as mutually agreed upon. The prevailing party shall be entitled to recover any and all costs associated with any arbitration proceeding (and any subsequent proceeding to enforce rights thereunder) including the recovery of reasonable attorneys fees. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

SECTION 7 - RIGHT TO OTHER BENEFITS

Nothing in this Agreement shall abridge, eliminate, or cause Executive to lose Executive's right or entitlement to any other Company benefit to which Executive may be entitled due to his status as an employee under any plan or policy of Company on such terms and conditions as are required of any employee under any plan or policy of Company. Further, nothing in this Agreement shall create in Executive any greater rights or entitlements, except as specified in this Agreement. The plans and policies referred to in this Section 7 include, but are not limited to, qualified and nonqualified retirement plans, life insurance plans, dental, disability or health insurance benefits, severance policies, and accrued vacation pay.

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SECTION 8 - MISCELLANEOUS

A.   Notice and Payments

     ALL PAYMENTS REQUIRED OR PERMITTED TO BE MADE UNDER THE PROVISIONS OF THIS AGREEMENT, AND ALL NOTICES AND OTHER COMMUNICATIONS REQUIRED OR PERMITTED TO BE GIVEN OR DELIVERED UNDER THIS AGREEMENT TO COMPANY OR TO EXECUTIVE, WHICH NOTICES OR COMMUNICATIONS MUST BE IN WRITING, SHALL BE DEEMED TO HAVE BEEN GIVEN IF DELIVERED BY HAND, OR MAILED BY FIRST-CLASS MAIL, ADDRESSED AS FOLLOWS:

     1.   If to Company:

          Farmers & Merchants State Bank
          Attn: Chairman, Compensation Committee
          307-11 N. Defiance Street
          Box 216
          Archbold, OH 43502

     2.   If to Executive:

          Richard J. Lis
          15932 Wolf Run
          Findlay, OH 45840

     Company or Executive may, by notice given to the other from time to time and at any time, designate a different address for making payments required to be made, and for the giving of notices or other communications required or permitted to be given, to the party designating such new address.

B.   Payroll Taxes

     ANY PAYMENT REQUIRED OR PERMITTED TO BE MADE OR GIVEN TO EXECUTIVE UNDER THIS AGREEMENT SHALL BE SUBJECT TO THE WITHHOLDING AND OTHER REQUIREMENTS OF APPLICABLE LAWS, AND TO THE DEDUCTION REQUIREMENTS OF ANY BENEFIT PLAN MAINTAINED BY COMPANY IN WHICH EXECUTIVE IS A PARTICIPANT, AND TO ALL REPORTING, FILING AND OTHER REQUIREMENTS IN RESPECT OF SUCH PAYMENTS, AND COMPANY SHALL USE ITS BEST EFFORTS PROMPTLY TO SATISFY ALL SUCH REQUIREMENTS.

C.   Governing Law

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO.

D.   Duplicate Originals

     THIS AGREEMENT MAY BE EXECUTED IN ONE OR MORE COUNTERPARTS, EACH OF WHICH SHALL BE DEEMED TO BE A DUPLICATE ORIGINAL, BUT ALL OF WHICH, TAKEN TOGETHER, SHALL CONSTITUTE A SINGLE INSTRUMENT.

E.   Captions

     THE CAPTIONS CONTAINED IN THIS AGREEMENT ARE INCLUDED ONLY FOR CONVENIENCE OF REFERENCE AND DO NOT DEFINE, LIMIT, EXPLAIN OR MODIFY THIS AGREEMENT OR ITS INTERPRETATIONS, CONSTRUCTION OR MEANING AND ARE IN NO WAY TO BE CONSTRUED AS A PART OF THIS AGREEMENT.

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F.   Severability

     IF ANY PROVISION OF THIS AGREEMENT OR THE APPLICATION OF ANY PROVISION TO ANY PERSON OR ANY CIRCUMSTANCES SHALL BE DETERMINED TO BE INVALID OR UNENFORCEABLE, SUCH PROVISION OR PORTION THEREOF SHALL NEVERTHELESS BE EFFECTIVE AND ENFORCEABLE TO THE EXTENT DETERMINED REASONABLE. SUCH DETERMINATION SHALL NOT AFFECT ANY OTHER PROVISION OF THIS AGREEMENT OR THE APPLICATION OF SAID PROVISION TO ANY OTHER PERSON OR CIRCUMSTANCE, ALL OF WHICH OTHER PROVISIONS SHALL REMAIN IN FULL FORCE AND EFFECT, AND IT IS THE INTENTION OF COMPANY AND EXECUTIVE THAT IF ANY PROVISION OF THIS AGREEMENT IS SUSCEPTIBLE OF TWO OR MORE CONSTRUCTIONS, ONE OF WHICH WOULD RENDER THE PROVISION ENFORCEABLE AND THE OTHER OR OTHERS OF WHICH WOULD RENDER THE PROVISIONS UNENFORCEABLE, THEN THE PROVISIONS SHALL HAVE THE MEANING WHICH RENDERS IT ENFORCEABLE.

G.   Number and Gender

     WHEN USED IN THIS AGREEMENT, THE NUMBER AND GENDER OF EACH PRONOUN SHALL BE CONSTRUED TO BE SUCH NUMBER AND GENDER AS THE CONTEXT, CIRCUMSTANCES OR ITS ANTECEDENT MAY REQUIRE.

H.   Successors and Assigns

     THIS AGREEMENT SHALL INURE TO THE BENEFIT OF AND BE BINDING UPON THE SUCCESSORS AND ASSIGNS (INCLUDING SUCCESSIVE, AS WELL AS IMMEDIATE, SUCCESSORS AND ASSIGNS) OF COMPANY; PROVIDED, HOWEVER, THAT COMPANY MAY NOT ASSIGN THIS AGREEMENT OR ANY OF ITS RIGHTS OR OBLIGATIONS HEREUNDER TO ANY PARTY OTHER THAN A CORPORATION WHICH SUCCEEDS TO SUBSTANTIALLY ALL OF THE BUSINESS AND ASSETS OF COMPANY BY MERGER, CONSOLIDATION, SALE OF ASSETS OR OTHERWISE. THIS AGREEMENT SHALL INURE TO THE BENEFIT OF AND BE BINDING UPON THE SUCCESSOR AND ASSIGNS (INCLUDING SUCCESSIVE, AS WELL AS IMMEDIATE, SUCCESSORS AND ASSIGNS) OF EXECUTIVE; PROVIDED, HOWEVER, THAT THE RIGHT OF EXECUTIVE UNDER THIS AGREEMENT MAY BE ASSIGNED ONLY TO HIS PERSONAL REPRESENTATIVE OR TRUSTEE OR BY WILL OR PURSUANT TO APPLICABLE LAWS OF DESCENT AND DISTRIBUTION.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on and to be effective on December 16, 2005.

                     SECTION 1 IN THE PRESENCE OF: EXECUTIVE


                                        /s/ Richard J. Lis
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                                        Richard J. Lis


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IN THE PRESENCE OF:                     FARMERS & MERCHANTS STATE BANK


                                        By: /s/ Joe E. Crossgrove
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                                        Its: Chairman of the Board
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